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                                                                    EXHIBIT 10.2



                    CONSULTING AND NON-COMPETITION AGREEMENT


         This Consulting and Non-Competition Agreement (this "Agreement") is entered into effective as of the close of business on the day preceding the Effective Time, by and between Universal Compression, Inc., a Texas corporation with its principal place of business in Houston, Texas ("UCI") (hereinafter, UCI, including all predecessors, successors and affiliates, including but not limited to the GCS Entities, shall be referred to as the "Company"), and Reuben James Helton, an individual resident of the State of Texas ("Consultant"). Capitalized terms used but not herein defined shall have the meanings assigned to them in the Merger Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, UCI desires to engage Consultant to render general management and operational consulting services to UCI in connection with its business;

         WHEREAS, Consultant desires to accept such engagement upon the terms and conditions set forth in this Agreement;

         WHEREAS, the parties thereto are entering into that certain Agreement and Plan of Merger dated August 4, 2000 (the "Merger Agreement"), which provides for, among other things, (i) the merger of Gas Compression Services, Inc., a Michigan corporation ("GCSI"), of which Consultant was the principal shareholder and served as Chairman of the Board, with and into UCI (the "Merger"), and (ii) a trust, of which Consultant is grantor, to receive substantial consideration for its ownership interest in GCSI in connection with the Merger; and

         WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by UCI, the Merger Agreement contemplates, among other things, that UCI shall offer to enter into this Agreement with Consultant;

         NOW, THEREFORE, in consideration of the foregoing and for the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. Consulting Services.

         1.1. Consulting Term. Consultant's employment with GCSI shall terminate on the effective date of this Agreement. The term of this Agreement and Consultant's consultancy shall commence on the effective date hereof and continue for a period of five years, subject to its earlier termination pursuant to Section 1.10 of this Agreement (the "Consulting Term").

         1.2. Consulting Services. Consultant agrees to be available at UCI's reasonable request to consult with and advise UCI on the strategy, plans, and objectives of UCI's



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compression service business. Consultant will use his special knowledge, experience, judgment, and relationships to faithfully and efficiently perform and fulfill consulting services.

         1.3. Compliance with Applicable Law. In performing the consulting services, during the Consulting Term, Consultant shall comply with all applicable federal, state, and local laws and regulations that relate to Consultant's duties as a consultant, and conduct himself in an ethical manner at all times.

         1.4. Consulting Fee and 401(k) Plan. UCI agrees to pay Consultant a consulting fee of $8,333.33 per month plus an additional fee of $471.59 per month for the first 18 months. Notwithstanding any provisions of this Agreement to the contrary, UCI's obligation to make the payments contemplated in this Section shall be contingent upon Consultant's compliance with his obligations and covenants under this Agreement. Consultant shall not be entitled to make contributions to the Universal Compression, Inc. 401(k) Retirement and Savings Plan (the "Universal Plan"). However, Consultant shall be entitled to leave his vested account balance in the Gas Compression Services, Inc. 401(k) Plan (the "GCSI Plan") until his account under the GCSI Plan either is distributed in connection with the termination of the GCSI Plan or distributed at his request as a result of his termination of employment with GCSI. If the GCSI Plan is merged into the Universal Plan, Consultant shall be entitled to a distribution from that plan at his request. In connection with a distribution of his account, consultant shall be entitled to make a direct rollover contribution to an individual retirement account established by Consultant or another eligible retirement plan (other than the Universal Plan).

         1.5. Automobile. UCI will reimburse Consultant up to $1,200 per month for the lease of an automobile during the term of this Agreement. UCI shall also issue to Consultant a UCI credit card for gasoline expenses with respect to the automobile referred to in the preceding sentence. All other operating and maintenance expenses with respect to such automobile will be the responsibility of Consultant.

         1.6. Health Insurance. Consultant and his spouse will extend their coverage under the Gas Compression Services, Inc. group health plan in which they are enrolled as of the effective date of this Agreement (or under a successor group health plan made available by UCI) under the continuation health coverage provisions of Section 4980B of the Internal Revenue Code of 1986, as amended, and Title 6 of Part I of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "COBRA"), for the 18-month statutory period, or for such lesser period as Consultant remains eligible under COBRA. At the time Consultant is no longer eligible for COBRA coverage and until the end of the Consulting Term, UCI shall either make coverage available to Consultant and his spouse under the UCI plan at the same level and under the same terms and conditions as in effect for UCI's full time employees, from time to time, or shall provide other reasonably comparable coverage to the coverage provided to UCI's full-time employees under the UCI group health plan during the remainder of the Consulting Term, which will be without regard to pre-existing conditions to Consultant or his spouse. In the event of Consultant's death and prior to the end of the Consulting Term, Consultant's spouse will be entitled, at her expense and to the extent required by law, to continue such health coverage for a period not to exceed the period that coverage would be made available to the spouse of a deceased participant under COBRA.



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         1.7. Life Insurance. During the Consulting Term, UCI shall pay the premium on Consultant's existing life insurance policy as described in Schedule I hereto. Should such life insurance policy terminate for any reason, other than by reason of UCI's failure to pay the premiums pursuant to this Section 1.7, UCI shall have no obligation to obtain or pay premiums for any other life insurance policy for the Consultant.

         1.8. Consulting Expenses. UCI agrees to reimburse Consultant for reasonable expenses incurred in connection with the performance of the consulting services upon presentation of appropriate supporting documentation for all consulting expenses. UCI will not reimburse Consultant for any office, staff, or other overhead expenses.

         1.9. Status of Consultant. Consultant will perform all consulting services as an independent contractor and not as an employee. As an independent contractor, Consultant shall be responsible for all taxes and withholding on payments UCI tenders to Consultant for consulting services under this Agreement.

         1.10. Early Termination. In the event that Consultant is unable to continue to perform the consulting services set forth in Section 1.2 hereof due to his death or disability, this Agreement shall terminate automatically; provided, however, that Section 1.6 shall survive such termination in accordance with its terms.

Section 2. Trade Secrets and Confidential Information.

         2.1. Definitions.

                  1. "Trade Secret" shall mean information, including, but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and which is subject to reasonable efforts by the Company or the GCS Entities, or their parents, subsidiaries or affiliates, to maintain its secrecy or confidentiality.

                  2. "Confidential Information" shall mean any secret, confidential, or proprietary data or information of the Company and the GCS Entities, including information received by the Company, the GCS Entities or Consultant from any customer or client or potential customer or client of the Company or the GCS Entities, or their parents, subsidiaries or affiliates, not otherwise included in the definition of Trade Secret. The term Confidential Information shall not include information that Consultant can show by competent proof has become generally known to the public by the act of one who has the right to disclose such information without violating any right of the Company or any customer or client to which such information pertains.



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         2.2. Background.

                  1. The Company owns, controls, and has exclusive access to Confidential Information and Trade Secrets concerning its operations, methods, and the sale and development of its products and services, including those of the GCS Entities. UCI seeks reasonable protections for the Company's and the GCS Entities's valuable Confidential Information and Trade Secrets. The parties intend for this Agreement to protect all Confidential Information and Trade Secrets owned by the Company and the GCS Entities, from disclosure and misappropriation of any kind, whether inadvertent or deliberate. Consultant acknowledges that the Confidential Information and Trade Secrets are an important and valuable asset of UCI and the GCS Entities, for which UCI is paying substantial consideration.

                  2. Consultant acknowledges that during the course of his executive positions with the GCSI and his consultancy with UCI, he did, and will continue to, receive and have access to Confidential Information and Trade Secrets of the GCS Entities and the Company, including but not limited to confidential and secret business and marketing plans, technical data, strategies, and studies, detailed customer and/or client lists and information relating to the operations and business requirements of those customers and/or clients. Consultant agrees that UCI has a legitimate interest in protecting the Company's valuable Confidential Information and Trade Secrets. Consultant also acknowledges that due to the executive nature of his position with the GCSI and his consultancy with UCI, Consultant did, and will continue to, perform his duties and responsibilities throughout the Territory (as defined in Section 3.1.2). Consultant agrees that the Company's and the GCS Entities's customer and client contacts and relations are established and maintained at great expense to UCI and that Consultant may have, by virtue of his consultancy, unique and extensive exposure to and personal contact with the Company's and the GCS Entities's customers and clients and that he did, will continue to be able to, establish a unique relationship with those customers and clients.

         2.3. Trade Secrets. In consideration for the promises under this Agreement and his consultancy by UCI, Consultant agrees and covenants that, both during and after his consultancy with UCI, Consultant will hold in a fiduciary capacity for the benefit of UCI, and will not directly or indirectly use or disclose (whether on Consultant's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by UCI in connection with the performance of Consultant's duties, any Trade Secret that Consultant may have or acquire (whether or not developed or compiled by Consultant and whether or not Consultant has been authorized to have access to such Trade Secret) during his employment with the GCS Entities or his consultancy with UCI, for so long as the such information remains a Trade Secret. At all times, including after termination of Consultant's employment for any reason, Consultant will take all reasonable steps necessary to ensure that no Trade Secrets are disclosed, whether inadvertently or deliberately, misappropriated, stolen, misused or their value to UCI diminished in any way.

         2.4. Confidential Information. In consideration for the promises under this Agreement and his consultancy by UCI, Consultant agrees and covenants that, both during and after his consultancy with UCI, Consultant will hold in a fiduciary capacity for the benefit of UCI and



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will not directly or indirectly use or disclose (whether on Consultant's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by UCI in connection with the performance of Consultant's duties, any Confidential Information that Consultant may have or acquire (whether or not developed or compiled by Consultant and whether or not Consultant has been authorized to have access to such Confidential Information) during his employment with the GCS Entities and his consultancy with UCI. At all times, including after termination of Consultant's employment for any reason, Consultant will take all reasonable steps necessary to ensure that no Confidential Information is disclosed, whether inadvertently or deliberately, misappropriated, stolen, misused or its value to UCI diminished in any way.

         2.5. No Waiver. Consultant acknowledges and agrees that nothing contained in this Agreement shall be deemed a waiver, modification, or limitation of any rights UCI may have under applicable federal, state, or local laws pertaining to the protection of trade secrets or confidential information.

         2.6. No Prior Commitments. Consultant represents and warrants that he
(i) will not use or disclose any trade secrets or other protected information of any other person or entity during Consultant's consultancy with UCI and (ii) does not have any agreements, relationships or commitments to any other person or entity that conflict in any way with Consultant's obligations to UCI under this Agreement.

Section 3. Non-Competition and Non-Solicitation Covenants.

         3.1. Definitions.

                  1. "Company Business" shall mean the business of designing, manufacturing, servicing, operating, marketing, assembling, fabricating, renting or leasing of air or gas compressors or devices using comparable technologies or other business in which the Company or its subsidiaries may be engaged during the term of Consultant's consultancy with UCI. To the extent that any entity is primarily engaged in a business other than a Company Business, the term "Company Business" shall mean the operations, division, segment or subsidiary of such entity that is engaged in any Company Business.

                  2. "Territory" shall mean all states in which the GCS Entities operate or have customers as of the day before the consummation of the Merger as contemplated in the Merger Agreement.

         3.2. Non-Competition. In consideration for the promises under this Agreement and Consultant's consultancy with UCI, and in order to protect UCI from unfair competition, Consultant covenants and agrees to the following:

                  1. During Consultant's consultancy with UCI, Consultant will not compete with the Company in any manner or in any capacity (whether on Consultant's own behalf or as an owner, partner, stockholder, investor, officer, director, agent, independent



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         contractor, associate, executive, employee, consultant or licensor), including by engaging in the Company Business.

                  2. For a period of 3 years after the termination of Consultant's consultancy with UCI, Consultant will not directly or indirectly (i) carry on, be engaged in, or take part in any activities or services identical or substantially similar to any of Consultant's duties and responsibilities with UCI or the GCS Entities anywhere in the Territory or (ii) engage in the Company Business (whether on Consultant's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business).

                  3. The covenants in this Section 3 shall not apply to Consultant's ownership of common stock of the Company or the acquisition by Consultant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Consultant does not participate in the management of, serve on the board of directors of, control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of more than five percent (5%) of any class of capital stock of such corporation.

         3.3. Non-Solicitation of Customers. In consideration for the promises under this Agreement and Consultant's consultancy with UCI, and in order to protect the Company from unfair competition, Consultant covenants and agrees to the following:

                  1. During Consultant's consultancy with UCI, Consultant will not solicit, divert, or take away, or attempt to solicit, divert, or take away, any customer, client or actively sought prospective client or customer of the Company or the GCS Entities for the benefit of any person or entity other than the Company.

                  2. For a period of 3 years after the termination of Consultant's consultancy for any reason, Consultant will not, without the prior written consent of UCI, directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, any customer and/or client of the Company or the GCS Entities with whom Consultant had material business contact at any time during the twelve months prior to such termination.

         3.4. Non-Solicitation of Employees. In consideration for the promises under this Agreement and UCI's consultancy of Consultant, and in order to protect the Company from unfair competition, Consultant covenants and agrees to the following:

                  1. During Consultant's consultancy with UCI, Consultant will not hire (except on behalf of UCI) or solicit or encourage to leave the employment or other service of the Company, including the GCS Entities, any employee or independent contractor of the Company, including the GCS Entities (except in connection with the business and affairs of UCI).



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                  2. For a period of 3 years after the termination of
         Consultant's consultancy for any reason, Consultant will not, for any reason (whether on Consultant's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), directly or indirectly solicit or encourage to leave consultancy or other service of UCI, including the GCS Entities, any employee or independent contractor of UCI, including the GCS Entities, with whom Consultant had material business contact any time during the twelve months prior to such termination.

Section 4. Work Product.

         4.1. Ownership of Work Product.

                  1. Consultant agrees to promptly report and disclose to UCI all developments, discoveries, methods, processes, designs, inventions, ideas, or improvements (hereinafter collectively called "Work Product"), conceived, made, implemented, or reduced to practice by Consultant, whether alone or acting with others, during the Consulting Term, that are developed (i) while performing consulting services, or
         (ii) while utilizing, directly or indirectly, the Company's equipment, supplies, facilities, or Trade Secret information. Consultant acknowledges and agrees that all Work Product is the sole and exclusive property of UCI. Consultant agrees to assign, and hereby automatically assigns, without further consideration, to UCI any and all rights, title, and interest in and to all Work Product; provided, however, that this Section shall not apply to any Work Product for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Consultant's own time, unless the Work Product (i) relates directly to UCI's business or its actual or demonstratably anticipated research or development, or
         (ii) results from any work performed by Consultant for UCI.

                  2. UCI, its successors and assigns, shall have the right to obtain and hold in its or their own name copyright registrations, trademark registrations, patents and any other protection available to the Work Product.

         4.2. Cooperation. Consultant agrees to perform, upon the reasonable request of UCI, during or after the Consulting Term, such further acts as may be necessary or desirable to transfer, perfect, and defend UCI's ownership of the Work Product, including but not limited to: (i) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance;
(ii) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all copyrights and/or patents with respect to the Work Product in any countries; (iii) providing testimony in connection with any proceeding affecting the right, title, or interest of UCI in any Work Product; and (iv) performing any other acts deemed necessary or desirable to carry out the purposes of this Agreement. UCI shall reimburse all reasonable out-of-pocket expenses incurred by Consultant at UCI's request in connection with the foregoing.



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Section 5. Reasonableness of Covenants and Injunctive Relief.

         Consultant agrees and acknowledges that the consideration he will receive for the restrictions, prohibitions, and covenants specified in Sections 2, 3, and 4 of this Agreement is fair and adequate. In return, Consultant agrees to enter into the restrictions, prohibitions, and covenants specified in Sections 2, 3, and 4 in order to provide UCI with what he considers to be reasonable protection for its interests. Consultant agrees the covenants are reasonable, fair and equitable and contain reasonable limitations as to time, geographical area and scope of activities to be restricted and that such covenants do not impose a greater restraint on Consultant than is necessary to protect the goodwill, confidential information and other legitimate business interests of the Company, including its investment in the GCS Entities. Consultant further acknowledges and confirms that his full and faithful observance of each of the covenants contained in this Agreement will not cause him any undue hardship, financial or otherwise. Accordingly, Consultant acknowledges that he could cause irreparable injury to UCI by violating these covenants and UCI shall therefore be entitled to injunctive relief enjoining a breach or threatened breach. Consultant further acknowledges that UCI shall also have the right to seek a remedy at law in addition to equitable relief in the event of any such breach.

Section 6. Reformation.

         If any of the covenants or promises of this Agreement, including but not limited to the covenants in Sections 2, 3 and 4, are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, the parties hereby consent to and affirmatively request that said court reform the covenant or promise so as to be reasonable and enforceable and to accomplish, as closely as possible, the intent of the parties with respect to such provision and that said court enforce the covenant or promise as reformed.

Section 7. Company Property.

         All the Company's property, equipment, funds, books, records, files, memoranda, reports, lists, drawings, plans, sketches, documents, Confidential Information, Trade Secrets, Work Product, and other material (together with all copies thereof), including that of the GCS Entities, which Consultant shall have used, prepared or come in contact with, or possession of, during the course of, or as a result of, his executive positions with the GCS Entities or his consultancy with UCI shall, as between the parties hereto, remain the sole property of UCI. Upon the termination of this Agreement or upon the prior demand of UCI, Consultant shall immediately return all such property or materials and thereafter shall not remove or cause to be removed such materials from the premises of UCI.

Section 8. Indemnification.

         Consultant agrees to defend, indemnify, and hold harmless UCI, any of its affiliated companies, and the directors, officers, employees, and agents of each of them, from and against any and all claims, losses, damages, suits, fees, judgements, costs and expenses (including attorneys' fees) which UCI may suffer or incur arising out of or in connection with (i) injuries to



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persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of Consultant, and (ii) any claim that UCI's use of any Work Product or portion thereof, infringes or violates any patent, copyright, trade secret, or other third party intellectual property right. In the event that UCI is in any way enjoined from using any Work Product, or any portion thereof, Consultant shall promptly, at his expense (including, but not limited to the payment of any royalties occasioned by the following) either (i) provide to UCI non-infringing means of using the Work Product, or (ii) negotiate and procure for UCI the right to use the Work Product without restriction.

Section 9. Miscellaneous.

         9.1. Assignment. This Agreement is for the personal services of Consultant, and the rights and obligations of Consultant under this Agreement are not assignable or delegable in whole or in part by Consultant without the prior written consent of UCI. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of UCI or to any successor in interest to UCI or the business of UCI.

         9.2. Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Texas (except to the extent that its choice of law rules would apply the laws of another State).

         9.3. Consent to Jurisdiction. Consultant consents, and waives any objection, to personal jurisdiction and venue in the federal and state courts in the State of Texas in any action by UCI to enforce this Agreement.

         9.4. Dispute between the Parties. IN THE EVENT A DISPUTE OR CLAIM ARISES BETWEEN CONSULTANT AND UCI ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHER LEGAL CAUSE OF ACTION, OR EQUITABLE REMEDY, CONSULTANT AND COMPANY BOTH EXPRESSLY AGREE TO WAIVE THEIR RIGHT TO A TRIAL BY JURY, WHETHER IN FEDERAL OR STATE COURT, AND TO WAIVE THE RIGHT TO RECOVER ANY PUNITIVE DAMAGES, EXEMPLARY DAMAGES OR STATUTORY PENALTIES IMPOSED BY LAW. THIS PROVISION SPECIFICALLY ACKNOWLEDGES THAT THE PARTIES INTEND FOR ANY AND ALL DISPUTES, CAUSES OF ACTIONS, CLAIMS, LAWSUITS, OR OTHER EQUITABLE REMEDIES TO BE RESOLVED BY A COURT OF COMPETENT JURISDICTION BEFORE A JUDGE, AND THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO PUNITIVE DAMAGES OR STATUTORY PENALTIES OF ANY KIND IMPOSED BY LAW. THE PARTIES CONFIRM THEIR AGREEMENT TO THIS SECTION 9.4 BY INITIALING BELOW:

/s/ ERNIE L. DANNER       /s/ REUBEN JAMES HELTON
--------------------      -----------------------
UCI                       Consultant

         9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.



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         9.6. Headings and Captions. The headings and captions used in this
Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

         9.7. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         9.8. Modification. Except as provided in Section 6, no provision of this Agreement may be amended, changed, altered, modified or waived except in writing signed by Consultant and an officer of UCI, which writing shall specifically reference this Agreement and the provision which the parties intend to waive or modify.

         9.9. Severability. Except as provided in Section 6, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

         9.10. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach of the same or different provisions.

         9.11. Survival. Any provision of this Agreement which is expressly or by implication intended to survive the termination of this Agreement, including Sections 2, 3, and 4, shall survive and remain in effect after the termination of this Agreement.

         9.12. Jointly Drafted. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.13. No Third-Party Beneficiaries. Except as provided in Sections 1.6 and 9.1, nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and the parent of UCI and its subsidiaries or affiliates, any rights, remedies or other benefits under or by reason of this Agreement.

         9.14. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof.

         9.15. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same and shall be delivered personally or



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by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

                                            If to UCI:

                                            Universal Compression, Inc.
                                            4440 Brittmoore Road
                                            Houston, Texas 77041
                                            Attention:  Ms. Valerie L. Banner
                                            Telephone No.: (713) 335-7000
                                            Telecopy No.: (713) 466-6720

                                            If to the Consultant:

                                            Reuben James Helton
                                            Route 1, Box 42
                                            Weimer, Texas 78962
                                            Telephone No.: (979) 263-5334

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth business day after it is mailed by registered or certified mail.

         9.16. Understanding. The parties herewith covenant and agree that they have read and fully understand the contents and the effect of this Agreement. Consultant and UCI warrant and agree that they have had a reasonable opportunity and been advised in writing to seek the advice of an attorney as to such content and effect. The parties accept each and all of the terms, provisions, and conditions of this Agreement, and do so voluntarily and with full knowledge and understanding of the contents, nature and effect of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        UNIVERSAL COMPRESSION, INC.


                                        By:    /s/ Ernie L. Danner
                                           -------------------------------------
                                        Name:  Ernie L. Danner
                                        Title: Executive Vice President


                                                     CONSULTANT


                                               /s/ Reuben James Helton
                                        ----------------------------------------
                                        Reuben James Helton

                                   SCHEDULE I


Policy for term life insurance to age 95 with Federal Kemper Life Assurance Company of Long Grove, Illinois 80049.

Insured: Reuben J. Helton
Policy Date: October 16, 1995
Policy Number: FK2300391
Face Amount: $10,000,000
Expiry Date: October 16, 2038